UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009

Gartner, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14443	04-3099750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of principal executive offices, including zip code)
(203) 316-1111
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 9, 2009, Gartner, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Silver Lake Partners, L.P., Silver Lake Investors, L.P., and Silver Lake Technology Investors, L.L.C. (collectively, “Silver Lake”) and Goldman, Sachs & Co. (as “Underwriter”), related to the sale by Silver Lake of an aggregate of 7,960,641 shares of the Company’s common stock (the “Offering”). The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-163607), which was previously filed with the Securities and Exchange Commission, and this Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into such Registration Statement. The Company will not receive any of the proceeds from the sale of the shares of the Company’s common stock by Silver Lake.
     The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Underwriting Agreement, dated December 9, 2009, by and among Gartner, Inc., Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., and Goldman, Sachs & Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

Date: December 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Underwriting Agreement, dated December 9, 2009, by and among Gartner, Inc., Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., and Goldman, Sachs & Co.